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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2025

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4399 Santa Anita Avenue El Monte, California	91731
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 20, 2025, Inform Diagnostics, Inc. (the “Buyer”), a wholly owned subsidiary of Fulgent Genetics, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with Bako Pathology LP, Bako Pathology Holdings Corp., BPA Holding Corp. (the “Seller”), Dermatopathology Experts, LLC (the “Target”), and Fulgent Therapeutics, LLC (solely for purposes of Section 11.16 (and Article XI as it relates to Section 11.16) of the PSA), pursuant to which Seller, among other things, agreed to sell and Buyer agreed to purchase, all of the issued and outstanding equity interests of the Target, for a base purchase price of $12.5 million in cash, subject to certain customary price adjustments.

The PSA contains customary representations and warranties by the parties. The PSA also contains certain covenants made by the parties, including non-solicitation covenants for a period of three years commencing on the closing of the transactions contemplated by the PSA (the “PSA Closing”) and restrictions on the operation of Target’s business between the date of the PSA and the PSA Closing.

The obligations of the parties to complete the transaction are subject to the satisfaction or waiver of customary closing conditions set forth in the PSA, including, but not limited to, the satisfaction of certain healthcare regulatory approval requirements and the consummation of the APA Closing (as defined below).

Buyer and Seller are permitted to terminate the PSA under certain circumstances, including, but not limited to, (i) by mutual agreement of Buyer and Seller, (ii) by either Buyer or Seller, in the event that the PSA Closing has not occurred by the date that is 210 days after the date of the PSA, or (iii) by Buyer or Seller, if the APA (as defined below) is validly terminated in accordance with its terms.

The PSA is not intended to provide any other factual information about Buyer, Seller, Target, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the PSA (i) were made solely for purposes of the PSA and as of the date of the PSA, (ii) were solely for the benefit of the parties to the PSA, (iii) may be subject to qualifications and limitations agreed upon by the parties to the PSA, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the PSA instead of establishing these matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders of the Company. Investors and securityholders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the PSA, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Asset Purchase Agreement

On December 20, 2025, Buyer entered into an Asset Purchase Agreement (the “APA”) with Bako Pathology LP (“Sellers’ Representative”), Bako Pathology Holdings Corp., BPA Holding Corp., Bakotic Pathology Associates, L.L.C., Podceuticals L.L.C., GBRL Consulting, LLC (collectively with Sellers’ Representative, the “Sellers”), and Fulgent Therapeutics, LLC (solely for purposes of Section 11.16 (and Article XI as it relates to Section 11.16) of the APA), pursuant to which Sellers, among other things, agreed to sell and Buyer agreed to purchase and assume, substantially all of the assets and certain specified liabilities related to Sellers’ business in dermatopathology and podiatric pathology and molecular diagnostic services and therapeutic products, for a base purchase price of $43.0 million in cash, subject to certain customary price adjustments.

The APA contains customary representations and warranties by the parties. The APA also contains certain covenants made by the parties, including non-solicitation covenants for a period of three years commencing on the closing of the transactions contemplated by the APA (the “APA Closing”) and restrictions on the operation of Sellers’ businesses between the date of the APA and the APA Closing.

The obligations of the parties to complete the transaction are subject to the satisfaction or waiver of customary closing conditions set forth in the APA, including, but not limited to, the satisfaction of certain healthcare regulatory approval requirements and consummation of the PSA Closing.

Buyer and Seller are permitted under certain circumstances to terminate the APA, including, but not limited to, (i) by mutual agreement of Buyer and Sellers’ Representative, (ii) by either Buyer or Sellers’ Representative, in the event that the APA Closing has not occurred by the date that is 210 days after the date of the APA, or (iii) by Buyer or Sellers’ Representative, if the PSA is validly terminated in accordance with its terms.

The APA is not intended to provide any other factual information about Buyer, Sellers, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the APA (i) were made solely for purposes of the APA and as of the date of the APA, (ii) were solely for the benefit of the parties to the APA, (iii) may be subject to qualifications and limitations agreed upon by the parties to the APA, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the APA instead of establishing these matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders of the Company. Investors and securityholders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the APA, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The parties currently expect to close the transactions contemplated by the PSA and APA in the first half of 2026.

The foregoing descriptions of the PSA, APA and related transactions do not purport to be complete and are qualified in their entirety by reference to the PSA and APA, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

On December 22, 2025, the Company and Consonance Capital Partners issued a joint press release announcing the execution of the PSA and APA. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*

Purchase and Sale Agreement, dated December 20, 2025, by and among Bako Pathology LP, Bako Pathology Holdings Corp., BPA Holding Corp., Dermatopathology Experts, LLC, Fulgent Therapeutics, LLC, and Inform Diagnostics, Inc.

10.2*

Asset Purchase Agreement, dated December 20, 2025, by and among Bako Pathology LP, Bako Pathology Holdings Corp., BPA Holding Corp., Bakotic Pathology Associates, L.L.C., Podceuticals L.L.C., GBRL Consulting, LLC, Fulgent Therapeutics, LLC, and Inform Diagnostics, Inc.

99.1	Press Release dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits or schedules upon request by the Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2025	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer